Exhibit 13.1

Certification of the Company’s Chief Executive Officer pursuant to Section 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Annual Report on Form 20-F of Aviva plc (the ‘Company’) for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the ‘Report’), I, Mark Wilson, Group Chief Executive of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 24 March 2014

/s/ Mark Wilson

Mark Wilson

Group Chief Executive Officer